Form 10-Q

Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT,
MARKED BY BRACKETS ([***]), HAS BEEN OMITTED
BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND
(II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EIGHTH AMENDMENT
(METRO PLAZA)
THIS EIGHTH AMENDMENT (this "Eighth Amendment") is made and entered into as of September 17, 2019, by and between HUDSON METRO PLAZA, LLC, a Delaware limited liability company ("Landlord"), and NUTANIX, INC., a Delaware corporation ("Tenant").

RECITALS

A.
Landlord (as successor in interest to CA-Metro Plaza Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain lease dated April 23, 2014, as previously amended by that certain First Amendment dated March 23, 2015, by that certain Second Amendment dated January 28, 2016, by that certain Third Amendment dated July 28, 2016, by that certain Fourth Amendment dated April 4, 2018, by that certain Fifth Amendment dated October 1, 2018, by that certain Sixth Amendment dated April 5, 2019, and by that certain Seventh Amendment dated April 25, 2019 (as amended, the "Lease").

B.
Pursuant to the Lease, Landlord has leased to Tenant the "Premises" comprised of: (i) approximately 28,121 rentable square feet in the building located at 181 Metro Drive, San Jose, California 95110 (the "181 Metro Premises") comprised of (a) 9,716 rentable square feet described as Suite No. 280 located on the second (2nd) floor, and (b) approximately 18,405 rentable square feet described as Suite No. 300 located on the third (3rd) floor; and (ii) a total of approximately 80,489 rentable square feet in the building located at 25 Metro Drive, San Jose, California 95110 comprised of (a) approximately 7,396 rentable square feet described as Suite No. 220 on the second (2nd) floor, (b) approximately 23,135 rentable square feet described as the sixth (6th) floor, (c) approximately 24,337 rentable square feet described as the 5th floor, and (d) approximately 25,621 rentable square feet described as the 4th floor.

C.
Tenant has been working directly with the City of San Jose (the "City") to plan and install certain signage and striping improvements (collectively, the "Crosswalk Improvements") to the existing pedestrian crosswalk located at the intersection of Technology Drive and Metro Drive in San Jose, California (the "Crosswalk"). The Crosswalk is depicted on Exhibit "A" attached hereto.

D.
The City Department of Transportation has prepared plans and specifications dated August 28, 2019 for the Crosswalk Improvements, a copy of which is attached hereto as Exhibit "B" (the "Plans"), and the City has agreed to install the Crosswalk Improvements at Tenant's sole cost and expense.

E.
By this Eighth Amendment, Landlord and Tenant desire to allow Tenant to utilize a portion of the Allowance provided by Landlord for the 181 Premises (as described in Section 1 below) to pay for the Crosswalk Improvements to be constructed by the City in accordance with the Plans.

F.	Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Acknowledgement. Pursuant to the terms and conditions of Section 5.2 of the Third Amendment and Section 1.1 of the Work Letter attached to the Third Amendment as Exhibit A, Landlord provided Tenant with an Allowance of $[***] (the "Third Amendment Allowance") for construction of Tenant Improvements in the 181 Premises. To date, Tenant has not utilized any portion of the Third Amendment Allowance.

2.
Utilization of the Allowance. Notwithstanding anything contained in the Lease to the contrary, Landlord hereby consents to Tenant's utilization of a portion of the Third Amendment Allowance up to $[***] (the "Authorized Portion"), to pay for the Crosswalk Improvements.

3.
Disbursement. Landlord shall reimburse Tenant for costs expended by Tenant for the Crosswalk Improvements (not to exceed the Authorized Portion) in accordance with and pursuant to the reimbursement procedure contained in Section 1.2.2 of the Work Letter attached to the Third Amendment as Exhibit "A".

4.
No Liability. Tenant hereby acknowledges (a) that Tenant has been working directly with the City to prepare the Plans; (b) that Landlord has not reviewed the Plans; and (c) that except for disbursement of the Authorized Portion, Landlord shall not be obligated to provide or pay for the Crosswalk Improvements nor for any work related to the Plans. Further, Tenant's obligation to indemnify Landlord contained in Section 10 of the Original Lease shall specifically extend to any third-party Claim arising from the planning, construction or subsequent utilization of the Crosswalk, as improved by the Crosswalk Improvements.

5.
No Further Modification. Except as set forth in this Eighth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Eighth Amendment.

[Signatures are on the following page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Seventh Amendment as of the day and year first above written.

LANDLORD:

HUDSON METRO PLAZA, LLC, a Delaware limited liability company
By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member
By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner
By: /s/ Mark. T. Lammas
Name: Mark. T. Lammas
Title:	Chief Operating Officer, Chief Financial Officer & Treasurer

TENANT:

NUTANIX, INC., a Delaware corporation, By: /s/ Aaron Boynton Name: Aaron Boynton Title: VP, Corporate Controller

EXHIBIT "A"
THE EXISTING CROSSWALK

[***]

EXHIBIT "B"
THE CROSSWALK PLANS
[***]